As filed with the Securities and Exchange Commission on March 8, 1995

                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              -------------------

                               RYDER SYSTEM, INC.
             (Exact name of registrant as specified in its charter)
        Florida                                           59-0739250
(State of incorporation)                    (I.R.S. Employer Identification No.)

                   3600 N.W. 82nd Ave., Miami, Florida 33166
                    (Address of principal executive offices)
                              -------------------
                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN A
                            (Full title of the plan)

                             JAMES M. HERRON, Esq.
                               Ryder System, Inc.
                  3600 N.W. 82nd Avenue, Miami, Florida 33166
                                 (305) 593-3283
           (Name, address and telephone number of agent for service)

            Approximate date of commencement of sale under the Plan:
   From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                 Proposed               Proposed
                                                                 maximum                maximum
                                     Amount                      offering               aggregate              Amount of
Title of securities                  to be                       price                  offering               registration
to be registered                     registered                  per share              price                  fee

- ----------------------------------------------------------------------------------------------------------------------------------
Ryder System, Inc.
Common Stock
($.50 par value)                     700,000 shares (1)          $23.00 (2)             $16,100,000 (2)        $5,551.71

Preferred Share
Purchase Rights                      700,000 rights (3)              -                     -                   -  (4)

==================================================================================================================================

(1) Represents the estimated maximum aggregate employee contributions to the Plan for two years.
(2) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on March 3, 1995 on the consolidated reporting system.
(3) The preferred share purchase rights (the "Rights") of Ryder System, Inc. (the "Company") are attached to and trade with the Common Stock of the Company. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.
(4) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Company's Common Stock.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

         (b) All other reports filed by the Company or the Ryder System, Inc. Employee Savings Plan A, as amended (the "Plan") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's common stock, par value $.50, and the Company's preferred share purchase rights contained in its Registration Statement on Form S-3, No. 33-33600 filed on February 27, 1990, as amended, with the Commission.

         All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 4. Description of Securities

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The legality of the shares of common stock and the preferred share purchase rights in connection therewith which may be purchased under the Plan has been passed upon for the Company by James M. Herron, Senior Executive Vice President and General Counsel of the Company. Mr. Herron owns beneficially 11,246 shares of common stock of the Company and directly owns options to purchase 190,667 shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         Official Florida Statutes, as amended, Chapter 607, Section 607.0850 authorizes the indemnification of officers, directors, employees and agents under certain circumstances.

         Article IV of the Company's Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers, and other employees to the fullest extent permitted by law. Article XII of the Company's By-Laws further provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, trust or enterprise.

         Since November 6, 1964, there has been in effect a directors and officers liability insurance policy which, commencing November 6, 1986, has been with the Federal Insurance Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. Currently, the coverage is subject to a deductible amount of $750,000 with a policy limit of $25,000,000. The Company pays the premiums for this policy.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 8th day of March, 1995.

                                       RYDER SYSTEM, INC.
                                       (Registrant)


                                       By:     M. ANTHONY BURNS
                                          ---------------------
                                               M. Anthony Burns
                                               Chairman of the Board,
                                               President and
                                               Chief Executive Officer


                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Name                                 Title                            Date
               ----                                 -----                            ----
/s/ M. ANTHONY BURNS                       Chairman of the Board,
- ---------------------------------------    President and
M. Anthony Burns                           Chief Executive Officer
                                           (Principal Executive Officer)           March 8, 1995


/s/ EDWIN A. HUSTON                        Senior Executive Vice
- ---------------------------------------    President - Finance and
Edwin A. Huston                            Chief Financial Officer
                                           (Principal Financial Officer)           March 8, 1995


/s/ ANTHONY G. TEGNELIA                    Senior Vice President and
- ---------------------------------------    Controller (Principal
Anthony G. Tegnelia                        Accounting Officer)                     March 8, 1995


                                                   Director                        March 8, 1995
- ---------------------------------------
Arthur H. Bernstein


/s/ EDWARD T. FOOTE II                             Director                        March 8, 1995
- ---------------------------------------
Edward T. Foote II*


/s/ JOHN A. GEORGES                                Director                        March 8, 1995
- ---------------------------------------
John A. Georges*


/s/ VERNON E. JORDAN, JR.                          Director                        March 8, 1995
- ---------------------------------------
Vernon E. Jordan, Jr.*


/s/ HOWARD C. KAUFFMANN                            Director                        March 8, 1995
- ---------------------------------------
Howard C. Kauffmann*


                                                   Director                        March 8, 1995
- ---------------------------------------
David T. Kearns


/s/ LYNN M. MARTIN                                 Director                        March 8, 1995
- ---------------------------------------
Lynn M. Martin*


/s/ JAMES W. MCLAMORE                              Director                        March 8, 1995
- ---------------------------------------
James W. McLamore*


                                                   Director                        March 8, 1995
- ---------------------------------------
Paul J. Rizzo


/s/ DONALD V. SEIBERT                              Director                        March 8, 1995
- ---------------------------------------
Donald V. Seibert*


/s/ HICKS B. WALDRON                               Director                        March 8, 1995
- ---------------------------------------
Hicks B. Waldron*

/s/ ALVA O. WAY                                    Director                        March 8, 1995
- ---------------------------------------
Alva O. Way*

/s/ MARK H. WILLES                                 Director                        March 8, 1995
- ---------------------------------------
Mark H. Willes*



/s/ YASMINE B. ZYNE
- ---------------------------------------
*By:  Yasmine B. Zyne
       Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                                                              Registration
Table                                                                                                 Statement
Number           Exhibit                                                                                 Page
- ------           -------                                                                                 ----
 (4)              Instruments defining the rights of security
                  holders, including indentures:

                  (a)     By-Laws of the Company, as amended through
                          November 23, 1993, previously filed with the
                          Commission as an exhibit to the Company's
                          Annual Report on Form 10-K for the year
                          ended December 31, 1993, are incorporated
                          by reference herein.                                                           *

                  (b)     Restated Articles of Incorporation of the
                          Company, dated November 8, 1985, as amended
                          through May 18, 1990, previously filed with the
                          Commission as an exhibit to the Company's Annual
                          Report on Form 10-K for the year ended
                          December 31, 1990, are incorporated by reference
                          herein.                                                                        *

                  (c)     Rights Agreement between the Company and First
                          Chicago Trust Company of New York (then named
                          Morgan Guaranty Trust Company of New York) dated
                          as of February 28, 1986, previously filed with the
                          Commission as an exhibit to the Company's Registration
                          Statement on Form 8-A dated March 7, 1986, is
                          incorporated by reference herein.                                              *




____________________
               *  Incorporated by reference as indicated herein.

                                 EXHIBIT INDEX
                                 -------------
                                  (continued)

Exhibit                                                                                    Registration
Table                                                                                       Statement
Number           Exhibit                                                                       Page
- ------           -------                                                                       ----

                 (d)      The Amendment to Rights Agreement between the
                          Company and First Chicago Trust Company of New York
                          dated as of July 28, 1989, previously filed with the
                          Commission as an exhibit to the Company's Amendment
                          to Application or Report on Form 8-K dated August 2, 1989
                          is incorporated herein by reference.                                   *

 (5)             Opinions re legality:

                 (a)      Opinion of James M. Herron, Esq., Senior
                          Executive Vice President and General Counsel
                          of the Company.                                                       11

(15)             Letter re unaudited interim financial information:

                 (a)      Letter from KPMG Peat Marwick LLP concerning
                          unaudited interim financial information.                              13

(23)             Consents of experts and counsel:

                 (a)      Consent of KPMG Peat Marwick LLP,
                          Independent Certified Public Accountants.                             14

                 (b)      Consent of Counsel for the Company is
                          included in Exhibit (5)(a).


____________________
         *  Incorporated by reference as indicated herein.

                                 EXHIBIT INDEX
                                 -------------
                                  (continued)

Exhibit                                                                                    Registration
Table                                                                                        Statement
Number           Exhibit                                                                        Page
- ------           -------                                                                        ----
(24)             Powers of Attorney:

                 (a) Edward T. Foote II                                                          15
                 (b) John A. Georges                                                             16
                 (c) Vernon E. Jordan, Jr.                                                       17
                 (d) Howard C. Kauffmann                                                         18
                 (e) Lynn M. Martin                                                              19
                 (f) James W. McLamore                                                           20
                 (g) Donald V. Seibert                                                           21
                 (h) Hicks B. Waldron                                                            22
                 (i) Alva O. Way                                                                 23
                 (j) Mark H. Willes                                                              24

(28) Information from reports furnished to state insurance regulatory authorities:
                 None


(99)             Additional exhibits:
                 None